Exhibit 10.5

EXECUTION VERSION

SECOND AMENDMENT TO

CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Second Amendment”) is made as of the 23rd day of October, 2008, by and among

GAMESTOP CORP., a corporation organized under the laws of the State of Delaware having a place of business at 625 Westport Parkway, Grapevine, Texas 76051, as Lead Borrower for the Borrowers listed on Schedule I annexed hereto;

the BORROWERS party hereto;

the LENDERS party hereto;

BANK OF AMERICA, N.A., a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110, and CITICORP NORTH AMERICA, INC., a Delaware corporation having a place of business at 388 Greenwich Street, 20th Floor, New York, New York 10013, as Issuing Banks; and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as Administrative Agent and Collateral Agent for the Secured Parties; and

CITICORP NORTH AMERICA, INC., a Delaware corporation having a place of business at 388 Greenwich Street, 20th Floor, New York, New York 10013, as Syndication Agent; and

GE BUSINESS FINANCIAL SERVICES, INC. (f/k/a Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.), having a place of business at 222 North LaSalle Street, 16th Floor, Chicago, Illinois 60601, as Documentation Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the parties hereto have entered into a Credit Agreement dated as of October 11, 2005 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lead Borrower has informed the Agents that it intends to acquire the equity interests of SFMI Micromania S.A.S., an entity organized under the laws of France (“Micromania”), and certain of Micromania’s subsidiaries, for a total purchase price of approximately $700,000,000 pursuant to a certain purchase agreement to be entered into with

Micromania (the “Micromania Acquisition”) and has requested, among other things, that the Credit Agreement be amended so as to permit (a) the Micromania Acquisition without regard to the Permitted Foreign Acquisition requirements, (b) proceeds from the Loans to be used to pay a portion of the consideration for the Micromania Acquisition, and (c) the Borrower to obtain, and make all payments required under, a junior secured term loan to pay an additional portion of the consideration and to pay transaction costs associated with the Micromania Acquisition; and

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.
2.	Amendments to Article I. The provisions of Article I of the Credit Agreement are hereby amended as follows:
a.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following is substituted in its stead:
“Applicable Margin” means:

(i)        except as set forth in clause (ii) below, the rates for Prime Rate Loans and LIBO Loans set forth below:

Level	Consolidated Leverage Ratio	Prime Rate Loans	LIBO Loans
I	Consolidated Leverage Ratio equal to or greater than 3.50 to 1.00	0.25%	1.50%
II	Consolidated Leverage Ratio equal to or greater than 1.00 to 1.00 and less than 3.50 to 1.00	0%	1.25%
III	Consolidated Leverage Ratio less than 1.00 to 1.00	0%	1.00%

and

(ii)       commencing as of the date which is the Second Amendment Effective Date, and so long as any portion of the Junior Term Loans is outstanding, the rates for Prime Rate Loans and LIBO Loans set forth below:

Level	Consolidated Leverage Ratio	Prime Rate Loans	LIBO Loans
I	Consolidated Leverage Ratio equal to or greater than 3.50 to 1.00	0.75%	2.00%
II	Consolidated Leverage Ratio equal to or greater than 1.00 to 1.00 and less than 3.50 to 1.00	0.50%	1.75%
III	Consolidated Leverage Ratio less than 1.00 to 1.00	0.50%	1.50%

The Applicable Margin shall be adjusted quarterly in accordance with clause (i) or clause (ii) above, as applicable, commencing with the fiscal quarter ending most recently ended after the Second Amendment Effective Date, based on the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below. Any interest rate change shall be effective (i) two (2) Business Days after the date of the Administrative Agent’s receipt of the financial statements and compliance certificate required to be delivered pursuant to Sections 5.1(b) and 5.1(c) below or (ii) the first Business Day of the month immediately following the date upon which the Junior Term Loans have been paid in full, as applicable. Upon the occurrence of an Event of Default, at the option of the Administrative Agent or at the direction of the Required Lenders, interest shall be determined in the manner set forth in Section 2.10.

b.	The definition of “Loan Documents” is hereby amended by adding “the Intercreditor Agreement,” after “the Facility Guaranty,” in the third line thereof.
c.	The definition of “Permitted Foreign Acquisition” is hereby amended as follows:
i.	by deleting the words “an Investment made by a Foreign” in the first line thereof and by substituting “(i) the Micromania Acquisition or (ii) any other Investment made by a Borrower or” in its stead.

ii.	By deleting clause (v) thereof in its entirety and substituting the following in its stead:

(v)       The total consideration paid or payable in connection with the Acquisition does not exceed (other than the Micromania Acquisition) (A) from the Second Amendment Effective Date through March 31, 2009, $200,000,000, and thereafter, $150,000,000, in each case for any one transaction or a series of related transactions, (B) $300,000,000 for all such transactions in any twelve month period, or (C) $500,000,000 in the aggregate for all such acquisitions from and after the Closing Date.

d.	The following new definitions are hereby added to Article I of the Credit Agreement in appropriate alphabetical order:
i.	“Intercreditor Agreement” means that certain Intercreditor Agreement to be entered into by and among the Agents and the Term Loan Agent, as amended and in effect from time to time.
ii.	“Junior Term Loans” means those certain term loans in the aggregate principal amount of $150,000,000 made to the Borrowers by the Term Loan Lenders pursuant to the Term Loan Agreement.
iii.	“Second Amendment Effective Date” means October 23, 2008.
iv.	“Micromania” means SFMI Micromania S.A.S., an entity organized under the laws of France.
v.

“Micromania Acquisition” means the acquisition by the Lead Borrower or a Subsidiary therof of the issued and outstanding equity interests in Micromania pursuant to the Micromania Acquisition Documents.

vi.

“Micromania Acquisition Documents” means a certain purchase agreement by and among the Lead Borrower and Micromania and all documents executed in connection therewith, and all amendments and modifications thereto as may be approved by the Agents in their reasonable discretion.

vii.	“Term Loan Agent” means Bank of America, N.A., as administrative agent and collateral agent for the Term Loan Lenders under the Term Loan Agreement.
viii.	“Term Loan Agreement” means that certain Term Loan Agreement to be entered into by and among the Borrowers, the Term Loan Agent, and the Term Loan Lenders, as amended and in effect from time to time.

ix.	“Term Loan Documents” means the Term Loan Agreement and all documents, agreements and instruments executed in connection therewith, as amended and in effect from time to time.
3.	Amendments to Article V. The provisions of Section 5.13 of the Credit Agreement are hereby deleted in their entirety and the following is substituted in their stead:

5.13     Use of Proceeds and Letters of Credit. The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) for Restricted Payments and Permitted Acquisitions, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, (d) for refinancing of existing working capital indebtedness of the Borrowers, (e) to pay transaction costs in connection with the Mergers, (f) to pay transaction costs and up to $275,000,000 of the purchase price in connection with the Micromania Acquisition, (g) to repay the Junior Term Loans to the extent permitted pursuant to Section 6.7(b) hereof, and (h) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X or to make payments of principal or fees on the Senior Notes, except as provided in Section 6.1(b) hereof.

4.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended as follows:
a.	The provisions of Section 6.1 of the Credit Agreement are hereby amended as follows:
i.	By adding “(other than any Indebtedness of Micromania)” after “set forth in Section 6.4(e))” in the fourth line of Section 6.1(d).
ii.	By adding “(other than any Indebtedness of Micromania)” after “permitted by this subsection (k)” in the fifth line of Section 6.1(k).
iii.	By deleting “and” at the end of subsection (k), by relettering subsection (l) as subsection (m), and by adding the following new subsection (l) thereto:
(l)	Indebtedness created under the Term Loan Documents; and

b.	The provisions of Section 6.2 of the Credit Agreement are hereby amended as follows:
i.	By deleting “and” at the end of subsection (e), by relettering subsection (f) as subsection (g), and by adding the following new subsection (f) thereto:

(f)	Liens created under the Term Loan Documents; and

ii.	By adding “(except with respect to any Liens on the property and assets of Micromania)” after “provided that” in the fifth line of subsection (g) thereof.
c.

The provisions of Section 6.4 of the Credit Agreement are hereby amended by adding “(other than the Investment by the Lead Borrower or a Subsidiary thereof in Micromania pursuant to the Micromania Acquisition)” after “the aggregate amount of Investments in Foreign Subsidiaries” in the second line of subsection (e) thereof.

d.	The provisions of Section 6.7 of the Credit Agreement are hereby amended as follows:
i.	By adding “(including, without limitation, the Junior Term Loans)” after “in respect of any Indebtedness” in subsection (b)(ii) thereof.
ii.	By deleting “and” at the end of subsection (b)(ii) thereof, by renumbering clause (iii) of subsection (b) as clause (v), and by adding the following new clauses (iii) and (iv) thereto:

(iii)      so long as no Event of Default has occurred and is continuing, prepayments of the Junior Term Loans (other than with proceeds of the Loans);

(iv)      so long as no Event of Default has occurred and is continuing and Uncapped Availability is equal to or greater than forty (40%) percent of the Borrowing Base on a pro forma basis for the six (6) months following such payment, prepayments of the Junior Term Loans with proceeds of the Loans; and

5.	Amendments to Article IX. Section 9.5 of the Credit Agreement is hereby amended by adding the following new clause (h) at the end thereof:

(h)       Notwithstanding any provision to the contrary, any Lender (an “Assigning Lender”) may assign to one or more special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Assigning Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Loans that such Assigning Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. The

Assigning Lender shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Agent and Borrower may deliver notices to the Assigning Lender (as agent for the SPV) and not separately to the SPV unless the Agent and Borrower are requested in writing by the SPV (or its agent) to deliver such notices separately to it. The Borrowers shall, at the request of any Assigning Lender, execute and deliver to such Person as such Assigning Lender may designate, a Note in the amount of such Assigning Lender’s original Note to evidence the Loans of such Assigning Lender and related SPV.

6.

Amendments to Schedules. The Credit Agreement is hereby amended by deleting the Schedules thereto, as applicable, and by substituting therefor new Schedules, after giving effect to the Micromania Acquisition, in the form attached hereto.

7.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
a.

This Second Amendment shall have been duly executed and delivered by the Borrowers and the Required Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.

No material misstatements shall have been made in any of the materials furnished to the Administrative Agent or to the Lenders prior to the closing of this Second Amendment. The Administrative Agent shall be satisfied that any financial statements and projections delivered to it fairly present the business and financial condition of the Borrowers and their Subsidiaries, taken as a whole, and that there have been no material adverse change on the assets, business, financial condition or income of the Borrowers and their Subsidiaries, taken as a whole, since the date of the most recent financial information delivered to the Administrative Agent.

c.

All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Second Amendment shall have been duly and effectively taken. The Administrative Agent shall have received from the Borrowers true copies of their respective certificate of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

d.

The Agents shall have reviewed and approved the Micromania Acquisition Documents, financial statements and other diligence with respect to Micromania as may be reasonably requested by the Agents, and shall be reasonably satisfied with the terms and conditions of the Micromania Acquisition.

e.

The Agents shall have received the Term Loan Documents and shall have entered into the Intercreditor Agreement with the Term Loan Agent, all of which shall be in form and substance reasonably satisfactory to the Agents.

f.

The Borrowers shall have paid the Administrative Agent, for the account of the Lenders entering into this Second Amendment, an amendment fee in an amount equal to 0.125% of the Commitment of each Lender who enters into this Second Amendment.

g.	No Default or Event of Default shall have occurred and be continuing.
h.	The Borrowers shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.
8.	Miscellaneous.
a.

Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrowers each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, each Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations as modified and amended pursuant to this Second Amendment and any future modifications, amendments, substitutions or renewals thereof.

b.

Without limiting any of the provisions of the Credit Agreement or other Loan Documents, the Borrowers shall pay all costs and expenses incurred by the Administrative Agent in connection with this Second Amendment, including, without limitation, all reasonable attorneys’ fees.

c.

This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or by electronic email in .pdf format shall be effective as delivery of a manually executed counterpart hereof.

d.

This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

e.

THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first above written.

GAMESTOP CORP. GAMESTOP HOLDINGS CORP. GAMESTOP, INC. SUNRISE PUBLICATIONS, INC. ELECTRONICS BOUTIQUE HOLDINGS CORP. ELBO INC. EB INTERNATIONAL HOLDINGS, Inc. GAMESTOP BRANDS, INC., as Borrowers

By:	/s/ David W. Carlson
Name:	David W. Carlson
Title:	Executive VP & CFO

MARKETING CONTROL SERVICES, INC., as a Borrower

By:	/s/ Robert A. Lloyd
Name:	Robert A. Lloyd
Title:	Director

GAMESTOP (LP), LLC, as a Borrower

By:	/s/ David W. Carlson
Name:	David W. Carlson
Title:	Executive VP & CFO

SP-1 to Second Amendment to Credit Agreement

GAMESTOP OF TEXAS (GP), LLC, as a Borrower

By:	GameStop, Inc.

By:	/s/ David W. Carlson
Name:	David W. Carlson
Title:	Executive VP & CFO

GAMESTOP TEXAS LP, as a Borrower

By:	GameStop of Texas (GP), LLC, its general partner

	By:	GameStop, Inc.

By:	/s/ David W. Carlson
Name:	David W. Carlson
Title:	Executive VP & CFO

SP-2 to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent, as Collateral Agent, as Issuing Bank, and as a Lender

By:	/s/ Stephen Garvin
Stephen Garvin
Managing Director

SP-3 to Second Amendment to Credit Agreement

CITICORP NORTH AMERICA, INC., as Issuing Bank, as Syndication Agent and as a Lender

By:	/s/ Marcus Wunderlich
Name:	Marcus Wunderlich
Title:	Vice President

SP-4 to Second Amendment to Credit Agreement

GE BUSINESS FINANCIAL SERVICES, INC., as Documentation Agent and as a Lender

By:	/s/ Rebecca A. Ford
Name:	Rebecca A. Ford
Title:	Duly Authorized Signatory

SP-5 to Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kevin D. Pagett
Name:	Kevin D. Pagett
Title:	Vice President

SP-6 to Second Amendment to Credit Agreement

GMAC COMMERCIAL FINANCE LLC, as a Lender

By:	/s/ Steven J. Brown
Name:	Steven J. Brown
Title:	Director

SP-7 to Second Amendment to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Director

SP-8 to Second Amendment to Credit Agreement

WELLS FARGO RETAIL FINANCE LLC, as a Lender

By:	/s/ Adam B. Davis
Name:	Adam B. Davis
Title:	Assistant Vice President

SP-9 to Second Amendment to Credit Agreement